National CineMedia, Inc. Announces Strategic Acquisition of Spotlight Cinema Networks to Enhance Advertising Network and Expand Reach Among Luxury Audiences

Acquisition increases NCM’s national market share by approximately 6% and expands theater presence in the critical New York and Los Angeles markets by 30%

Centennial, Colo. - November 17, 2025 - National CineMedia, Inc. (NASDAQ: NCMI) (the “Company” or “NCM”), the managing member of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising platform in the U.S., today announced that it has acquired Spotlight Cinema Networks (“Spotlight”), the only U.S. cinema advertising company dedicated to serving art house, luxury, and dine-in exhibitors.

The acquisition of Spotlight adds high-scale luxury screens and exhibitors that offer unique and engaging customer experiences to NCM’s platform, unlocking new advertising and preshow entertainment inventory across theaters nationwide. Spotlight’s exhibitor partners, including Cinépolis Luxury Cinema, Landmark Theatres, Flix Brewhouse, and LOOK Dine-In Cinemas, complement NCM’s national theater network and extend NCM’s reach among culturally engaged premium audiences. The addition of Spotlight’s footprint increases NCM’s national market share by approximately 6% and expands its theater presence by 30% in the critical New York and Los Angeles markets.

“The acquisition of Spotlight Cinema Networks strengthens our network and expands access to luxury audiences, enhancing the value of our platform for premium advertisers,” said Tom Lesinski, Chief Executive Officer of NCM. “With our differentiated targeting and measurement capabilities, we are well-positioned to unlock the full value of Spotlight’s inventory, capture new revenue opportunities, and advance our leadership in the cinema advertising marketplace.”

NCM expects to realize the full run-rate synergies over the course of 2026. On a pro forma basis, the transaction is expected to be accretive to shareholders, with a purchase multiple of 4.5x pro forma EBITDA. This underscores the Company’s disciplined approach to capital allocation and management’s commitment to delivering long-term shareholder value.

This transaction is aligned with NCM’s long-term growth strategy and supports near-term priorities, including reinforcing the Company’s commitment to strategic investment and sustainable growth.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is the largest cinema advertising platform in the U.S. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 42 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform consists of more than 17,500 screens in over 1,350 theaters in 184 Designated Market Areas® (all of the top 50). NCM is the managing member and owner of 100% of National CineMedia, LLC (NCM LLC). For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, that reflect management’s current expectations or beliefs regarding, among other things, the acquisition of Spotlight, potential cost and revenue synergies, and NCM’s future prospects. Forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Please refer to National CineMedia, Inc.’s (“NCM, Inc.”) Securities and Exchange Commission filings, including the “Risk Factor” section of the NCM Inc.’s Annual Report on Form 10-K for the year ended December 26, 2024 and subsequent Quarterly Reports on Form 10-Q, for further information about risks and uncertainties that could cause actual results to differ materially. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. NCM undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

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Chan Park
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